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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Ashford.com, Inc. 1998 Stock Incentive Plan, the Ashford.com, Inc. 1999 Equity Incentive Plan, the Ashford.com, Inc. 1999 Employee Stock Purchase Plan, and the Kenneth E. Kurtzman Stock Option Agreement, of our report dated July 9, 1999, included in Ashford.com, Inc.'s Registration Statement on Form S-1 for the year ended March 31, 1999 and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP


Houston, Texas
September 24, 1999